UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2016 (March 28, 2016)

OMNICOM GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrants’ telephone number, including area code: (212) 415-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 28, 2016, Omnicom Group Inc. (“Omnicom Group”), together with its wholly owned direct finance subsidiary, Omnicom Capital Inc. (collectively with Omnicom Group, the “Issuers”), announced the pricing of their public offering of $1.4 billion aggregate principal amount of 3.600% Senior Notes due 2026 (the “Notes”). The Notes will mature on April 15, 2026. The transaction is expected to close on April 6, 2016. In connection with the offering, the Issuers entered into an underwriting agreement dated March 28, 2016 (the “Underwriting Agreement”), with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing disclosure is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Notes will be issued under the base indenture, dated as of October 29, 2014, among the Issuers and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture thereto to be entered into among the Issuers and the Trustee.

The Issuers expect to receive net proceeds, after deducting underwriting discounts and estimated offering expenses, of approximately $1.387 billion and intend to use such net proceeds to retire their $1.0 billion aggregate principal amount of outstanding 5.90% Senior Notes due 2016 at maturity on April 15, 2016, and for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, refinancing of other debt, repurchases of Omnicom Group’s common stock or other capital transactions.

The Notes are being offered pursuant to the Issuers’ shelf registration statement on Form S-3 (File No. 333- 207525), which became effective upon filing with the Securities and Exchange Commission on October 20, 2015. In connection with the offering of the Notes, Omnicom Group is filing certain other exhibits to this Current Report on Form 8-K for the purpose of incorporating them as exhibits to the Registration Statement and they are also incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 28, 2016, among Omnicom Group Inc., Omnicom Capital Inc., and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC
99.1	Press release dated March 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
By:	/s/ Philip J. Angelastro
	Name:	Philip J. Angelastro
	Title:	Executive Vice President and
Chief Financial Officer

Date: March 29, 2016

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 28, 2016, among Omnicom Group Inc., Omnicom Capital Inc., and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC
99.1	Press release dated March 28, 2016

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